EXHIBIT  10




April 5,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549

         RE:      EXHIBIT  10,  FORM  N-1A
                  CALVERT SOCIAL INDEX SERIES, INC.
                  ________  AND  ____________

LADIES  AND  GENTLEMEN:

         AS COUNSEL TO CALVERT GROUP, LTD., IT IS MY OPINION THAT THE SECURITIES BEING REGISTERED BY THIS INITIAL FILING ON FORM N-1A WILL BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE WHEN SOLD. MY OPINION IS BASED ON AN EXAMINATION OF DOCUMENTS RELATED TO CALVERT SOCIAL INDEX SERIES, INC., INCLUDING ITS ARTICLES OF INCORPORATION, ITS BY-LAWS, OTHER ORIGINAL
OR PHOTOSTAT COPIES OF TRUST RECORDS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION.

         THEREFORE, I CONSENT TO FILING THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO ITS REGISTRATION STATEMENT.

SINCERELY,


/S/SUSAN  WALKER  BENDER
ASSOCIATE  GENERAL  COUNSEL